THIS WARRANT AND THE UNDERLYING SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO SUCH SECURITIES UNDER THE ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED.

AdvantaMeds Solutions USA Fund I, Inc.

WARRANT TO PURCHASE COMMON STOCK

Effective Date: April 28, 2017

THIS CERTIFIES THAT, for value received and in connection with other related transactions related to a series of transactions regarding the previous purchase of shares of the Canadian company, Advantameds Solutions, Inc, on the Effective Date, Osceola Green LLC, a Florida limited liability company (the "***Holder***"), subject to the terms and conditions set forth herein is entitled to subscribe for and purchase from AdvantaMeds Solutions USA Fund I, Inc. (the "***Corporation***"), Two Million, Four Hundred Ninety-nine Thousand, Nine Hundred and Ninety-nine (2,499,999) shares of its Common Stock, ("Exercise Shares"), at the Exercise Price (each subject to adjustment as provided herein).

1. DEFINITIONS. As used herein, the following terms shall have the following respective meanings:

(a) "***Exercise Period***" shall mean the right of Holder to purchase the Exercise Shares on a fully diluted basis at the time of Exercise during the period commencing on the Effective Date, Effective Date of this Warrant and expiring exactly five (5) years thereafter and only at those times when the Common Shares are trading publically on a nationally recognized exchange. To remove all doubt, if the Common Shares never trade on publically on a nationally recognized exchange, the Exercise Period would expire without the ability of the Holder to exercise this warrant.

(b) "***Exercise Price***" shall be Zero and no/100s Dollars, ($0.00) based upon the consideration and accommodations related to the series of transactions in of transactions regarding the purchase and lease back of real property on the Effective Date.

(c) "***Exercise Shares***" shall mean up to 2,499,999 shares of the Corporation's Common Stock issuable upon exercise of this Warrant, subject to adjustment pursuant to the terms herein, including but not limited to adjustment pursuant to Section 5 below.

2. EXERCISE OF WARRANT. The rights represented by this Warrant may be exercised in whole or in part at any time during the Exercise Period and when the common stock of the Corporation is publically trading on a nationally recognized exchange, by delivery of the following

to the Corporation at its address set forth above (or at such other address as it may designate by notice in writing to the Holder):

(a) An executed Notice of Exercise in the form attached hereto as Exhibit A;

(b) [RESERVED]; and

(c) A "Lock Up and Leak Out" Agreement as reasonably required by the Corporation and as attached hereto as Exhibit C; and

(d) This Warrant.

Upon the exercise of the rights represented by this Warrant, a certificate or certificates for the Exercise Shares so purchased, registered in the name of the Holder or persons affiliated with the Holder, if the Holder so designates, shall be issued and delivered to the Holder within a reasonable time after the rights represented by this Warrant shall have been so exercised.

The person in whose name any certificate or certificates for Exercise Shares are to be issued upon exercise of this Warrant shall be deemed to have become the holder of record of such shares on the date on which this Warrant was surrendered and payment of the Exercise Price was made, irrespective of the date of delivery of such certificate or certificates, except that, if the date of such surrender and payment is a date when the stock transfer books of the Corporation are closed, such person shall be deemed to have become the holder of such shares at the close of business on the next succeeding date on which the stock transfer books are open.

2.1 [Reserved]

2.2 Partial Exercise; Effective Date of Exercise. In case of any partial exercise of this Warrant, the Corporation shall cancel this Warrant upon surrender hereof and shall execute and deliver a new Warrant of like tenor and date for the balance of the shares of Exercise Shares purchasable hereunder. This Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of its surrender for exercise as provided above. The person entitled to receive the shares of Common Stock issuable upon exercise of this Warrant shall be treated for all purposes as the holder of record of such shares as of the close of business on the date the Holder is deemed to have exercised this Warrant.

3. COVENANTS OF THE CORPORATION.

3.1 Covenants as to Exercise Shares. The Corporation covenants and agrees that all Exercise Shares that may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be validly issued and outstanding, fully paid and non-assessable, and free from all taxes, liens and charges with respect to the issuance thereof. The Corporation further covenants and agrees that the Corporation will at all times during the Exercise Period, have authorized and reserved, free from preemptive rights, a sufficient number of shares of the series of equity securities comprising the Exercise Shares to provide for the exercise of the rights represented by this Warrant. If at any time during the Exercise Period the number of authorized but unissued shares of such series of the Corporation's equity securities shall not be sufficient to permit exercise of this Warrant, the Corporation will take such corporate action as may, in the

opinion of its counsel, be necessary to increase its authorized but unissued shares of such series of the Corporation's equity securities to such number of shares as shall be sufficient for such purposes.

3.2 Notices of Record Date. In the event of any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, the Corporation shall mail to the Holder, at least ten (10) days prior to the date specified herein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend or distribution.

4. REPRESENTATIONS OF HOLDER.

4.1 Acquisition of Warrant for Personal Account. The Holder represents and warrants that it is acquiring the Warrant and the Exercise Shares solely for its account for investment and not with a view to or for sale or distribution of said Warrant or Exercise Shares or any part thereof. The Holder also represents that the entire legal and beneficial interests of the Warrant and Exercise Shares the Holder is acquiring is being acquired for, and will be held for, its account only.

4.2 Securities Are Not Registered.

(a) The Holder understands that the Warrant and the Exercise Shares have not been registered under the Securities Act of 1933, as amended (the "***Act***") on the basis that no distribution or public offering of the stock of the Corporation is to be effected. The Holder realizes that the basis for the exemption may not be present if, notwithstanding its representations, the Holder has a present intention of acquiring the securities for a fixed or determinable period in the future, selling (in connection with a distribution or otherwise), granting any participation in, or otherwise distributing the securities. The Holder has no such present intention.

(b) The Holder recognizes that the Warrant and the Exercise Shares must be held indefinitely unless they are subsequently registered under the Act or an exemption from such registration is available. The Holder recognizes that the Corporation has no obligation to register the Warrant or the Exercise Shares of the Corporation, or to comply with any exemption from such registration.

(c) The Holder is aware that neither the Warrant nor the Exercise Shares may be sold pursuant to Rule 144 adopted under the Act unless certain conditions are met, including, among other things, the existence of a public market for the shares, the availability of certain current public information about the Corporation, the resale following the required holding period under Rule 144 and the number of shares being sold during any three month period not exceeding specified limitations. Holder is aware that the conditions for resale set forth in Rule 144 have not been satisfied and that the Corporation presently has no plans to satisfy these conditions in the foreseeable future.

4.3 Disposition of Warrant and Exercise Shares.

(a) The Holder further agrees not to make any disposition of all or any part of the Warrant or Exercise Shares in any event unless and until:

(i) The Corporation shall have received a letter secured by the Holder from the Securities and Exchange Commission stating that no action will be recommended to the Commission with respect to the proposed disposition;

(ii) There is then in effect a registration statement under the Act covering such proposed disposition and such disposition is made in accordance with said registration statement; or

(iii) The Holder shall have notified the Corporation of the proposed disposition and shall have furnished the Corporation with a detailed statement of the circumstances surrounding the proposed disposition, and if reasonably requested by the Corporation, the Holder shall have furnished the Corporation with an opinion of counsel, reasonably satisfactory to the Corporation, for the Holder to the effect that such disposition will not require registration of such Warrant or Exercise Shares under the Act or any applicable state securities laws. The Corporation agrees that it will not require an opinion of counsel with respect to transactions under Rule 144 of the Securities Act of 1933, as amended, except in unusual circumstances. Notwithstanding the above, no such registration statement or opinion of counsel shall be necessary for a transfer by the Holder to (i) a partner (or retired partner) or member (or retired member) of the Holder in accordance with partnership or limited liability Corporation interests or (ii) a corporation transferring to a wholly owned subsidiary or a parent corporation that owns all of the capital stock of the Holder or a corporation to its shareholders in accordance with their interest in the corporation, or transfers by gift, will or intestate succession to any spouse or lineal descendants or ancestors, if all transferees agree in writing to be subject to the terms hereof.

(iv) The Holder shall have signed and returned to the Lock-Up and Leak Out Agreement as attached hereto as <u>Exhibit C</u> and shall abide by same.

(b) The Holder agrees not to sell this Warrant or the Exercise Shares (i) during the 180-day period following the effective date of the Corporation's initial public offering (or such longer period, not to exceed 18 days after the expiration of the 180-day period, as the underwriters or the Corporation shall request in order to facilitate compliance with FINRA Rule 2711), and (ii) during the 90-day period following the Corporation's sale of securities pursuant to any other underwritten public offering effected under the Securities Act (or such longer period, not to exceed 18 days after the expiration of the 90-day period, as the underwriters or the Corporation shall request in order to facilitate compliance with FINRA Rule 2711). The Holder agrees to execute and deliver such other agreements as may be reasonably requested by the Corporation and/or the managing underwriter(s) which are consistent with the foregoing or which are necessary to give further effect thereto. In order to enforce the foregoing covenant, the Corporation may impose stop-transfer instructions with respect to such Common Stock (or other securities) until the end of such period. The underwriters of the Corporation's stock are intended third party beneficiaries of this Section 4.3(b) and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto.

(c) The Holder understands and agrees that all certificates evidencing the shares to be issued to the Holder may bear the following legend:

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "*ACT*"). THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER THE ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED.

4.4 Accredited Investor Status. The Holder is an "accredited investor" as defined in Regulation D promulgated under the Act.

5. ADJUSTMENT OF EXERCISE PRICE; EFFECT OF ORGANIC CHANGES

5.1 Adjustment of Exercise Price. In the event of changes in the outstanding Common Stock of the Corporation by reason of stock dividends, splits, recapitalizations, reclassifications, combinations or exchanges of shares, separations, reorganizations, liquidations, or the like, the number and class of shares available under the Warrant in the aggregate and the Exercise Price shall be correspondingly adjusted to give the Holder of the Warrant, on exercise for the same aggregate Exercise Price, the total number, class, and kind of shares as the Holder would have owned had the Warrant been exercised prior to the event and had the Holder continued to hold such shares until after the event requiring adjustment. The form of this Warrant need not be changed because of any adjustment in the number of Exercise Shares subject to this Warrant.

5.2 Reorganization, Reclassification, Consolidation, Merger or Sale. If any recapitalization, reclassification or reorganization of the capital stock of the Corporation, or any consolidation or merger of the Corporation with another corporation, or the sale of all or substantially all of its assets or other transaction shall be effected in such a way that holders of the Corporation's Common Stock shall be entitled to receive stock, securities, or other assets or property (an "***Organic Change***"), then, as a condition of such Organic Change, lawful and adequate provisions shall be made by the Corporation whereby the Holder hereof shall thereafter have the right to purchase and receive (in lieu of the shares of the Common Stock of the Corporation immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby) such shares of stock, securities or other assets or property as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of such stock immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby. In the event of any Organic Change, appropriate provision shall be made by the Corporation with respect to the rights and interests of the Holder of this Warrant to the end that the provisions hereof (including, without limitation, provisions for adjustments of the Exercise Price and of the number of shares purchasable and receivable upon the exercise of this Warrant) shall thereafter be applicable, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise hereof. The Corporation will not affect any such consolidation, merger or sale unless, prior to the consummation thereof, the successor corporation (if other than the Corporation) resulting from such consolidation or the corporation purchasing such assets shall assume by written instrument reasonably satisfactory in form and substance to the Holder to purchase Common Stock then outstanding, executed and mailed or delivered to the registered Holder hereof at the last address of such Holder appearing on the books of the Corporation, the obligation to deliver to such Holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such Holder may be entitled to purchase.

6. Fractional Shares. No fractional shares shall be issued upon the exercise of this Warrant as a consequence of any adjustment pursuant hereto. All Exercise Shares (including fractions) to be issued upon exercise of this Warrant shall be aggregated for purposes of determining whether the exercise would result in the issuance of any fractional share. If, after aggregation, the exercise would result in the issuance of a fractional share, the Corporation shall, in lieu of issuance of any fractional share, pay the Holder otherwise entitled to such fraction a sum in cash equal to the product resulting from multiplying the then current fair market value of one Exercise Share by such fraction.

7. No Stockholder Rights. This Warrant in and of itself shall not entitle the Holder to any voting rights or other rights as a stockholder of the Corporation. No Holder of this Warrant shall be entitled, as a Warrant holder, to vote or receive dividends or be deemed the holder of Warrant Shares or any other securities of the Corporation which may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the holder of this Warrant, as such, any of the rights of a stockholder of the Corporation or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value, consolidation, merger, conveyance, or otherwise) or to receive notice of meetings, or to receive dividends or subscription rights or otherwise until the Warrant shall have been exercised and the Warrant Shares purchasable upon the exercise hereof shall have become deliverable, as provided herein, at which time such Holder shall only obtain those rights consistent with that of other Common Stock holders of the Corporation.

8. Transfer or Assignment of Warrant. Subject to applicable laws and the restriction on transfer set forth on the first page of this Warrant, this Warrant and all rights hereunder are transferable, subject to the prior written consent of the Corporation, by the Holder in person or by duly authorized attorney, upon delivery of this Warrant and the form of assignment attached hereto. The transferee shall sign an investment letter in form and substance reasonably satisfactory to the Corporation whereby the transferee agrees to be bound by the provisions herein as they relate to a Holder in the form of the document attached hereto as Exhibit B.

9. Lost, Stolen, Mutilated or Destroyed Warrant. If this Warrant is lost, stolen, mutilated or destroyed, the Corporation may, on such terms as to indemnity or otherwise as it may reasonably impose (which shall, in the case of a mutilated Warrant, include the surrender thereof), issue a new Warrant of like denomination and tenor as the Warrant so lost, stolen, mutilated or destroyed. Any such new Warrant shall constitute an original contractual obligation of the Corporation, whether or not the allegedly lost, stolen, mutilated or destroyed Warrant shall be at any time enforceable by anyone.

10. Attorneys' Fees. In the event that any suit or action is instituted under or in relation to this Warrant, including without limitation to enforce any provision in this Warrant, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Warrant, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

11. NOTICES, ETC. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified; (b) one (1) business day after the business day of deposit with a nationally recognized overnight delivery service (such as FedEx, UPS or DHL), specifying next business day delivery to the Corporation; or by way of email to an officer or director of the Corporation with confirming email response from recipient. In addition to (a), (b), or (c) above, the Corporation shall send a copy of any Notice to the Holder via electronic mails. Such electronic Notice shall be deemed effective when sent via email during normal business hours of the recipient, if not, then on the next business day. All communications shall be sent to the Corporation.

12. ACCEPTANCE. Receipt of this Warrant by the Holder shall constitute acceptance of and agreement to all of the terms and conditions contained herein

13. CORPORATE NAME CHANGE. The Corporation intends to change its name Doyen Elements, Inc, by and though amending its article of incorporation with the state of Nevada. The Corporation agrees that this name change will not affect this Warrant and all rights, obligations and liabilities of the Corporation.

14. GOVERNING LAW; JURISDICTION. This Warrant and all rights, obligations and liabilities hereunder shall be governed by and construed under the corporate laws of the State of Nevada. The parties agree that any action brought by either party under or in relation to this Warrant, including without limitation to interpret or enforce any provision of this Warrant, shall be brought in, and each party agrees to and does hereby submit to the jurisdiction and venue of, any state or federal court located in Nevada.

[REMAINDER OF PAGE INTENTIONALLY BLANK PRIOR TO SIGNATURE PAGE]

<u>**SIGNATURE PAGE**</u>

WARRANT TO PURCHASE COMMON STOCK

In Witness Whereof, the Corporation has caused this Warrant to be executed and effective as of the Effective Date.

AdvantaMeds Solutions USA Fund I, Inc.

By: Geoffrey Thompson
Geoffrey Thompson, CEO, CFO

Osceola Green LLC, a Florida limited liability company

By:
Kenneth C. Thomas Jr., Manager

NOTICE OF EXERCISE

TO: AdvantaMeds Solutions USA Fund I, Inc.

(1) The undersigned hereby elects to purchase 2,499,999 shares of Common Stock (the "***Exercise Shares***") of AdvantaMeds Solutions USA Fund I, Inc. (the "***Corporation***") pursuant to the terms of the attached Warrant, and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

(2) Please issue a certificate or certificates representing said Exercise Shares in the name of the undersigned or in such other name as is specified below:

Osceola Green LLC
(Name)

3615 East Frontage Road Suite A
Tampa FL 33607
(Address)

(3) The undersigned represents that (i) the aforesaid Exercise Shares are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares; (ii) the undersigned is aware of the Corporation's business affairs and financial condition and has acquired sufficient information about the Corporation to reach an informed and knowledgeable decision regarding its investment in the Corporation; (iii) the undersigned is experienced in making investments of this type and has such knowledge and background in financial and business matters that the undersigned is capable of evaluating the merits and risks of this investment and protecting the undersigned's own interests; (iv) the undersigned understands that Exercise Shares issuable upon exercise of this Warrant have not been registered under the Securities Act of 1933, as amended (the "***Securities Act***"), by reason of a specific exemption from the registration provisions of the Securities Act, which exemption depends upon, among other things, the bona fide nature of the investment intent as expressed herein, and, because such securities have not been registered under the Securities Act, they must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available; (v) the undersigned is aware that the aforesaid Exercise Shares may not be sold pursuant to Rule 144 adopted under the Securities Act unless certain conditions are met and until the undersigned has held the shares for the number of years prescribed by Rule 144, that among the conditions for use of the Rule is the availability of current information to the public about the Corporation and the Corporation has not made such information available and has no present plans to do so; and (vi) the undersigned agrees not to make any disposition of all or any part of the aforesaid shares of Exercise Shares unless and until there is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with said registration statement, or, if reasonably requested by the Corporation, the undersigned has provided the Corporation with an opinion of counsel satisfactory to the Corporation, stating that such registration is not required. Notwithstanding the above, no

such registration statement or opinion of counsel shall be necessary for a transfer by the undersigned to (i) a partner (or retired partner) or member (or retired member) of the undersigned in accordance with partnership or limited liability Corporation interests or (ii) a corporation transferring to a wholly owned subsidiary or a parent corporation that owns all of the capital stock of the undersigned or a corporation to its shareholders in accordance with their interest in the corporation, or transfers by gift, will or intestate succession to any spouse or lineal descendants or ancestors, if all transferees agree in writing to be subject to the terms hereof.

6 June 2017	[signature]
(Date)	(Signature)
	Osceola Green LLC Kenneth C. Thomas Jr. (Print name)

ASSIGNMENT FORM

(To assign the foregoing Warrant, execute this form and supply required information. Do not use this form to purchase shares.)

FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to

Name: ____
(Please Print)

Address: ____
(Please Print)

Dated: __________, 20__

Holder's
Signature: ________________________________

Holder's
Address: _________________________________

NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatever. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.

LOCK-UP AND LEAK OUT AGREEMENT

This LOCK-UP AND LEAK-OUT AGREEMENT (the "Agreement") is made as of April 28, 2017 (the "Effective Date") by and AdvantaMeds Solutions USA Fund I, Inc. (the "Company"), and the undersigned holder of common stock (the "Stockholder") of the Company as resulting from the Exercise of the Warrant with an Effective Date of April 28, 2017.

WHEREAS, to ensure the development of an orderly trading market in the Company's common stock, the Company and the undersigned intend to enter into this Agreement that provides the circumstances under which the undersigned may sell or otherwise dispose of shares of the Company's securities; and

WHEREAS, the Company has adopted a policy under Securities and Exchange Commission Rule 10b5-1 supporting adoption of advance directive trading plans ('Trading Plans") by officers, directors and other shareholders of the Company;

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the undersigned Stockholder agree as follows:

1. Six-Month Prohibition on Sales or Transfers. Other than as set forth in Section 2 below, the Stockholder, including the Stockholder's Affiliated Entities (as defined below), hereby agrees that for a period of six (6) months from the date that the stock is trading and listed on a public exchange (the "Lock-Up Period"), the Stockholder will not offer, sell, contract to sell, pledge, give, donate, transfer or otherwise dispose of, directly or indirectly, any shares of the common stock of the Company (the "Common Stock") or securities convertible into or exercisable for Common Stock issued to the Stockholder (the "Lock-Up Shares") or securities or rights convertible into or exchangeable or exercisable for any Lock-Up Shares, enter into a transaction which would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic or voting consequences of ownership of such securities, whether any such aforementioned transaction is to be settled by delivery of the Lock-Up Shares or such other securities, in cash or otherwise, or publicly disclose the intention to make any such offer, sale, pledge or disposition, or to enter into any such transaction, swap, hedge or other arrangement (the "Lock-Up Agreement"). As used in this Agreement "Affiliated Entities " shall mean any legal entity, including any corporation, limited liability company, partnership, not-for-profit corporation, estate planning vehicle or trust, which is directly or indirectly owned or controlled by the Stockholder or his or her descendants or spouse, of which such Stockholder or his or her descendants or spouse are beneficial owners, or which is under joint control or ownership with any other person or entity subject to a lock-up agreement regarding the Company's stock with terms substantially identical to this Agreement.

2. Post-Lock-Up Restrictions on Sales; Volume Limitations; Leak-Out. After the expiration of the Lock-Up Period and for the twenty-seven (27) -month period thereafter, the aggregate number of Lock-Up Shares that may be sold or otherwise Transferred (as defined below)

by the Stockholder (taking into account sales and other Transfers (a) directly from the Stockholder, (b) by the Stockholder's Affiliated Entities and (c) by any holder of Lock-Up Shares previously sold or otherwise Transferred to such holder by the Stockholder after the Effective Date (but taking into account only Lock-Up Shares transferred to the holder by the Stockholder)) shall not exceed (i) 10% of the average monthly trading volume for the Common Stock on the relevant trading market as reported by the NYSE if the Company's Common Stock is quoted over-the-counter, or by Bloomberg L.P. if the Company's Common Stock is traded on an exchange (the "10% Limit"), for any Stockholder who is not an "affiliate" of the Company, as such term is defined under the Securities Act of 1933, as amended (the "Act"), and (ii) the maximum amount permitted under applicable law or regulation for any Stockholder who is an "affiliate" (as adjusted for any stock split, combination or the like) in any 90-day period provided that such maximum amount does not exceed the 10% Limit (the "Volume Limitations").

3. Allowable Sales During Lock-Up Period and Thereafter. Notwithstanding the terms of Section 1 above, during the Lock-Up Period the Stockholder may:

(a) Transfer Lock-Up Shares to the Company or its designee;

(b) Grant and maintain a bona fide lien or security interest in, pledge, hypothecate or encumber (collectively, a "Pledge") any Lock-Up Shares beneficially owned by him, her or it to a nationally or internationally recognized financial institution with assets of not less than $10 billion (an "Institution") in connection with a loan to the Stockholder; provided, however, that (i) the Stockholder (treating the Stockholder and all Stockholder's Affiliated Entities in the aggregate as one entity) shall not Pledge Lock-Up Shares to secure loans in the aggregate in excess of One Million Dollars ($1,000,000); (ii) the Stockholder gives the Company's Secretary 5 days' prior written notice that he, she or it intends to Pledge Lock-Up Shares to an Institution pursuant to this Section 3(c); and (iii) the Institution agrees in writing at or prior to the time of such Pledge that the Company shall receive timely notice of any margin call or event of default and shall have the right to satisfy any margin call or cure any event of default by the Stockholder in connection with any loan to which the Pledge relates by purchasing any or all Lock-Up Shares Pledged at a price equal to 50% of the then-current market value (as calculated using the average closing sales price of the Company's Common Stock for the 15 immediately previous trading days) on the date of the margin call or event of default, such election by the Company to be shown by written notice to the Institution and payment within 5 business days of notice being received by the Company, with transfer of the Lock-Up Shares to the Company to be completed immediately upon receipt of such payment. In the event that the Company's payment for the Lock-Up Shares exceeds the amount owed to the Institution by the Stockholder, any excess amount shall be paid promptly by the Institution to the Stockholder. In the event that both the Company and the Stockholder attempt to make payment to satisfy any margin call or event of default, the first to make full payment shall be deemed to have completed such purchase or cure (as the case may be), and any payments received by the Institution from the other party shall be promptly returned;

(c) Transfer Lock-Up Shares to one of the Stockholder's Affiliated Entities, so long as such Stockholder's Affiliated Entity agrees in an additional written instrument delivered to the Company to be subject to the terms and conditions of this Agreement; and

(d) In the event that the Stockholder is subject, on the Effective Date, to any legally binding, written "put" or "call" option (the "Option"), the Stockholder shall furnish a copy of such written Option to the Company prior to or at the time of signing this Agreement. In such event, the provisions of this Agreement shall not prevent the Stockholder from honoring his or her "put" rights or "call" obligations pursuant to such Option and the Company will, upon request, furnish any reasonably required written waiver of the applicability of this Agreement to the extent necessary to allow the Stockholder to meet his or her obligation.

4. Application of this Agreement to Shares Sold or Otherwise Transferred. So long as such sales or other Transfers are made in compliance with the Volume Limitations and other requirements of this Agreement, Lock-Up Shares sold in the public market shall thereafter not be subject to the restrictions on sale or other Transfer contained in this Agreement. Lock-Up Shares sold or otherwise Transferred in private sales or other Transfers pursuant to an Option shall thereafter not be subject to the restrictions on sale or other Transfer contained in this Agreement.

5. Attempted Transfers. Any attempted or purported sale or other Transfer of any Lock-Up Shares by the Stockholder in violation or contravention of the terms of this Agreement shall be null and void *ab initio*. The Company shall, and shall instruct its transfer agent to, reject and refuse to transfer on its books any Lock-Up Shares that may have been attempted to be sold or otherwise Transferred in violation or contravention of any of the provisions of this Agreement and shall not recognize any person or entity.

6. Waiver of Claims. The Stockholder hereby irrevocably waives any and all known or unknown claims and rights, whether direct or indirect, fixed or contingent, that the Stockholder may now have or that may hereafter arise against the Company or any of its affiliates, or any of its respective officers, directors, stockholders, employees, agents, attorneys or advisors arising out of the negotiation, documentation of this Agreement.

7. Consent or Approval of Company. Whenever the waiver, consent or approval of the Company is required herein or is desired to amend this Agreement or waive any requirement in this Agreement, such consent, approval, amendment or waiver may only be given by the Company if and when approved by a majority of the Company's then independent directors; provided, however, that the independent directors may delegate this authority to executive officers of the Company if the Stockholder seeking or benefiting from the consent, approval, amendment or waiver is not serving as an officer or director of the Company.

8. Acknowledgement of Representation. The Stockholder represents and warrants to the Company that the Stockholder was or had the opportunity to be represented by legal counsel and other advisors selected by Stockholder in connection with the Exchange Agreement and has been represented by legal counsel and other advisors selected by the Stockholder in connection with this Agreement. The Stockholder has reviewed this Agreement with his, her or its legal counsel and other advisors and understands the terms and conditions hereof.

9. Legends on Certificates. All Lock-Up Shares now or hereafter owned by the Stockholder, except any shares purchased in open market transactions by Stockholders that are not affiliates (as such term is defined under securities laws) of the Company, shall be subject to the provisions of this Agreement and the certificates representing such Lock-Up Shares shall bear the following legends:

> THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAWS. THEY MAY NOT BE SOLD, ASSIGNED, PLEDGED OR OTHERWISE TRANSFERRED FOR VALUE UNLESS THEY ARE REGISTERED UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR UNLESS THE CORPORATION RECEIVES AN OPINION OF COUNSEL SATISFACTORY TO IT, OR OTHERWISE SATISFIES ITSELF, THAT AN EXEMPTION FROM REGISTRATION IS AVAILABLE.
>
> THE SALE, ASSIGNMENT, GIFT, BEQUEST, TRANSFER, DISTRIBUTION, PLEDGE, HYPOTHECATION OR OTHER ENCUMBRANCE OR DISPOSITION OF THE SHARES REPRESENTED BY THIS CERTIFICATE IS RESTRICTED BY AND MAY BE MADE ONLY IN ACCORDANCE WITH THE TERMS OF A LOCK-UP AGREEMENT, A COPY OF WHICH MAY BE EXAMINED AT THE OFFICE OF THE CORPORATION.

10. Termination of Lock-Up Agreement. This Agreement shall terminate upon the merger or consolidation of the Company with a corporation or other entity upon consummation of which the Stockholder and all other persons or entities that are party to a lock-up agreement regarding the Company's stock with terms substantially identical to this Lock-Up Agreement immediately thereafter own in the aggregate less than 25% of the total voting power of the surviving or resulting corporation.

11. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Nevada.

12. Notices. Any notices and other communications given pursuant to this Agreement shall be in writing and shall be effective upon delivery by hand or on the fifth (5th) day after deposit in the mail if sent by certified or registered mail (postage prepaid and return receipt requested) or on the next business day if sent by a nationally recognized overnight courier service (appropriately marked for overnight delivery) or upon transmission if sent by facsimile (with immediate electronic confirmation of receipt in a manner customary for communications of such type). Notices are to be addressed as follows:

If to the Company, to:

AdvantaMeds Solutions USA Fund I, Inc.
20511 Abbey Drive
Frankfort, Illinois 60423
Attn: Geoff Thompson, Chief Executive Officer and Chief Financial Officer

If to the Stockholder, to the address set forth on the signature page attached hereto

13. Binding Effect. This Agreement will be binding upon and inure to the benefit of the Company, its successors and assigns and to the Stockholder and their respective permitted heirs, personal representatives, successors and assigns.

14. Entire Understanding. This Agreement sets forth the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and the transactions contemplated hereby and supersedes all prior written and oral agreements, arrangements and understandings relating to the subject matter hereof. This Agreement may not be changed orally, but may only be changed by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

15. Remedies. The parties hereto acknowledge that money damages are not an adequate remedy for violations of this Agreement and that any party may, in such party's sole discretion, apply to any court of competent jurisdiction for specific performance or injunctive relief or such other relief as such court may deem just and proper in order to enforce this Agreement or prevent any violation hereof and, to the extent permitted by applicable law, each party hereto waives any objection to the imposition of such relief. All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof, whether at law or in equity, shall be cumulative and not alternative, and the exercise or beginning of the exercise of any thereof by any party hereto shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

16. Counterparts. This Agreement may be executed by facsimile and in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument. Each counterpart may consist of a number of copies each signed by less than all, but together signed by all, of the parties hereto.

[BLANK SPACE PRIOR TO SIGNATURE PAGE]

SIGNATURE PAGE

LOCK-UP AND LEAK OUT AGREEMENT

IN WITNESS WHEREOF, the undersigned have caused this Lock-Up Leak-Out Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

AdvantaMeds Solutions USA Fund I, Inc.

By: Geoff Thompson
Name: Geoff Thompson
Title: CEO, CFO

Name of Stockholder: Osceola Green LLC

Signature of Authorized Signatory of Stockholder: ______________

Name of Authorized Signatory: Kenneth C. Thomas, Jr.

Title of Authorized Signatory: Managing Member

Telephone Number of Stockholder: 727-612-6133

Email Address of Stockholder: Kthomas@asgardworldwide.com

Address for Notice of Stockholder: 511 W. Bay Street, Suite 320, Tampa, FL 33606

Address for Delivery of Shares for Stockholder (if not same as address for notice):

STOCKHOLDER'S SPOUSE (if and as applicable):
The undersigned spouse of the Stockholder has read and hereby approves the foregoing Agreement and agrees to be irrevocably bound by the Agreement and further agrees that any community property interest shall be similarly bound by the Agreement. I hereby irrevocably appoint my spouse as my attorney-in-fact with respect to any amendment or exercise of any rights under the Agreement.

Signature: N/A

Name: ______________

Signature of Authorized Signatory of Spouse: ______________